SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 25, 2008

                             Oritani Financial Corp.
             (Exact name of registrant as specified in its charter)

      United States                     001-33223            22-3617996
----------------------------      ---------------------     --------------
(State or other jurisdiction       (Commission File No.)    (IRS Employer
  of incorporation)                                         Identification No.)



370 Pascack Road, Township of Washington                        07676
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (201) 664-5400


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Oritani Financial Corp. and Oritani Savings Bank (collectively, the "Company") announce the appointment of Michael A. DeBernardi as Executive Vice President and Chief Operating Officer, effective March 25, 2008. Mr. DeBernardi will oversee the Company's credit administration, loan servicing, retail operations and have other administrative responsibilities. Michael A. DeBernardi, age 53, has served on the Company's Board of Directors since 1993.

     Mr. DeBernardi was Chief Credit Officer of AT&T Capital Corporation from 1985 until it was sold to Newcourt Credit Group in 1997. Mr. DeBernardi was then appointed Chief Investment Officer of Newcourt, a publicly traded Canadian Company which was sold to The CIT Group, Inc. in 1999. Subsequent to that sale, Mr. DeBernardi assumed the position of Chief Risk Officer - CIT Global Vendor Finance. In 2003 Mr. DeBernardi joined Aternus Partners, LLC, a consultancy specializing in customer sales financing and in early 2004 he co-founded US Express Leasing, Parsippany, New Jersey. Mr. DeBernardi left US Express Leasing in 2006 and is engaged in credit-related consulting in the equipment finance and leasing industry. Mr. DeBernardi graduated from Boston College with distinction in 1976 and received a Masters of Business Administration from Babson College in 1981. Mr. DeBernardi is also a trustee of Chilton Memorial Hospital in Pompton Plains, NJ where he serves as Chairman of the Audit Committee.

     There were no reportable related party transactions between Mr. DeBernardi and the Company during the prior fiscal year. Oritani Savings Bank has entered into an employment agreement with Mr. DeBernardi for a term of two years at an initial base salary of $250,000. The employment agreement renews annually unless notice of non-renewal is provided. If Mr. DeBernardi is terminated other than for cause, he is entitled to a severance payment equal to two times the sum of his highest base salary and highest rate of bonus and to the continuation of life, medical, and dental coverage for 24 months or as provided in the Oritani Savings Bank nonqualified senior officers medical benefit plan.

     Mr. DeBernardi will retain his membership on the Company's Board of Directors. Director Nicholas Antonaccio replaced Mr. DeBernardi as Lead Director of Oritani Financial Corp., effective March 25, 2008.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.        Not Applicable.

(b)     Pro Forma Financial Information.                    Not Applicable.

(c)     Shell Company Transactions.                         Not Applicable.

(d)     Exhibits.                                           None.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ORITANI FINANCIAL CORP.


DATE:  March 28, 2008               By:   /s/ Kevin J. Lynch
                                          -------------------------------------
                                          Kevin J. Lynch
                                          President and Chief Executive Officer